UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000
PROXY STATEMENT SUPPLEMENT
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 2, 2023
The Board of Directors (the “Board”) of Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), has approved the filing of this supplement (this “Proxy Statement Supplement”) and making it available to the Company’s shareholders in connection with the Board’s solicitation of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on Tuesday, May 2, 2023, at 9:00 a.m. local time (the “2023 Annual Meeting”). The information in this Proxy Statement Supplement modifies and supplements some of the information included in our definitive proxy statement for the 2023 Annual Meeting (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023.
This Proxy Statement Supplement should be read in conjunction with the Proxy Statement. Except as described in this Proxy Statement Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.
Withdrawal of Nominee for Election as Director
As reported in the Company’s Current Report on Form 8-K, filed with the SEC on April 19, 2023, Ms. Anita R. Worden, one of the Company’s directors, died on Wednesday, April 12, 2023. Ms. Worden was included as a director nominee in the Proxy Statement and proxy card for the 2023 Annual Meeting. Accordingly, Ms. Worden will no longer be included in the Company’s slate of director nominees to be re-elected at the 2023 Annual Meeting.
The Company’s slate of director nominees otherwise remains unchanged for the 2023 Annual Meeting as set forth in the Proxy Statement.
In addition, the Board does not plan to nominate a substitute candidate to stand for election as a director of the Company at the 2023 Annual Meeting. In accordance with the Company’s Second Amended and Restated By-Laws (the “Bylaws”), the Board has reduced the size of the Board by one (1) individual and has fixed the number of directors of the Company at eighteen (18) individuals. The Board may, in its discretion, decide to increase the size of the Board and appoint a new director to the Board following the 2023 Annual Meeting in accordance with the Bylaws; however, there are no plans to do so at this time.
The other agenda items presented in the Proxy Statement are not affected by this Proxy Statement Supplement.
Voting Matters
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the 2023 Annual Meeting in accordance with their instructions unless revoked. Shares represented by proxy cards returned before the 2023 Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Ms. Worden because she is no longer standing for re-election. If you have not yet returned your proxy card or submitted your voting instructions, please complete the form or submit instructions, disregarding Ms. Worden’s name as a nominee for election as director.
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting
This Proxy Statement Supplement, the Proxy Statement, the Company’s 2022 Annual Report to Shareholders, which contains additional information and results for the year ended December 31, 2022, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 8, 2023, are also available, free of charge, to shareholders at www.edocumentview.com/ebtc.
BY ORDER OF THE BOARD OF DIRECTORS

Lowell, Massachusetts
April 19, 2023